UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2021

TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware			20-2311383
(State or Other Jurisdiction of Incorporation)			(IRS Employer Identification No.)

2021 Spring Road Suite 600	Oak Brook	IL	60523
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

On June 28, 2021, TreeHouse Foods, Inc. (“TreeHouse” or the “Company”) announced that Mr. O’Neill’s employment with the Company and service as General Counsel, Chief Administrative Officer and Corporate Secretary of the Company will terminate effective June 30, 2021. The Company has entered into an Agreement with Mr. O’Neill which provides separation benefits consistent with a termination without cause under his employment agreement.

On June 29, 2021, TreeHouse appointed Kristy N. Waterman, age 41, as its General Counsel and Corporate Secretary, effective July 1, 2021. Prior to joining TreeHouse, Ms. Waterman served as Senior Vice President, Strategy and Chief Administrative Officer of DFA Dairy Brands, the division of Dairy Farmers of America that acquired a substantial portion of Dean Foods Company. Prior to DFA Dairy Brands, Ms. Waterman served as Senior Vice President, General Counsel, Corporate Secretary and Government Affairs of Dean Foods Company and had responsibility for all legal and regulatory matters. She joined Dean Foods in 2014 and held positions of increasing responsibility within the legal department. Ms. Waterman began her career in the Dallas offices of Gardere, Wynne, Sewell and Norton Rose Fulbright, where she practiced general and corporate law, with a focus on mergers, acquisitions, transactions, securities, corporate governance and reporting and filing obligations. Ms. Waterman holds an undergraduate degree in Mathematics and Economics from The University of Texas at Austin and a Juris Doctorate from St. Mary’s University School of Law.

The Company has entered into an Advisory Agreement with Mr. O’Neill for a period of time following his termination date (the “Advisory Agreement”). During the term of the Advisory Agreement, Mr. O’Neill will act as an advisor for the ongoing Keurig Green Mountain litigation in exchange for an annual fee of $200,000 and a contingent fee based on a percentage of any final settlement for the litigation, which will range from 0.8% to 1.2% of the gross proceeds.

The foregoing descriptions of the Agreement and Advisory Agreement are qualified in their entirety by the terms of the Agreement and Advisory Agreement respectively, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

A copy of the press release related to Mr. O’Neill’s departure and Ms. Waterman’s appointment as General Counsel and Corporate Secretary is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits
(d)Exhibits:

Exhibit Number	Exhibit Description

10.1	Agreement, dated June 28, 2021, by and between Thomas E. O'Neill and TreeHouse Foods, Inc.
10.2	Advisory Agreement, dated June 28, 2021, by and between Thomas E. O'Neill and TreeHouse Foods, Inc.
99.1	Press Release, dated June 29, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date:	June 29, 2021	By:	/s/ William J. Kelley Jr.
William J. Kelley Jr.

Executive Vice President & Chief Financial Officer and officer duly authorized to sign on behalf of the registrant